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             CONSENT OF CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS





Electronic Processing, Inc.
501 Kansas Avenue
Kansas City, Kansas

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 8, 1996 relating to the financial statements of Electronic Processing, Inc., which appears in such Prospectus. However, it should be noted that Baird, Kurtz & Dobson has not prepared or certified such "Selected Financial Data."



                                              BAIRD, KURTZ & DOBSON



Kansas City, Missouri
November 26, 1996